United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2008

UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-20293	54-1598552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

211 North Main Street

P.O. Box 446

Bowling Green, Virginia 22427

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (804) 633-5031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 8.01	Other Events.

On December 15, 2008, Union Bankshares Corporation (“the Company”) issued a press release announcing that it has received preliminary approval from the U. S. Treasury to participate in the Treasury’s TARP Capital Purchase Program. The final approval of the Treasury and closing of the transaction is subject to the Treasury’s standard terms, closing conditions and documentation. Upon approval, the Company would issue to the U. S. Treasury up to $59 million of preferred stock and warrants to purchase common stock. The Company expects closing to occur prior to December 31, 2008. A copy of the Company’s press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

In addition, on December 16, 2008, the Company sent a letter to its bank account customers and shareholders announcing its preliminary approval from the U.S. Treasury to participate in the Capital Purchase Program. A copy of the Company’s press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Union Bankshares Corporation press release dated December 15, 2008

99.2	Union Bankshares Corporation letter to bank account customers and shareholders dated December 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION BANKSHARES CORPORATION

Date: December 19, 2008	By:	/s/ D. Anthony Peay
D. Anthony Peay
Executive Vice President and Chief Financial Officer

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